Exhibit 4.3


                         SECOND AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2000, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and FIRSTAR BANK, N.A. (formerly known as Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

     The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Second Amendment.

     2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

         (a) The following definition is added to section 1 to appear in the appropriate alphabetical sequence:

              "IRB Letter of Credit" means that certain Irrevocable Transferable Direct Pay Letter of Credit No. S104502 dated March 23, 2000 in the stated face amount of $8,873,061.64 issued by the Agent, for the account of the Company, for the benefit of the Certificate Trustee pursuant to the Indenture, as the same may be increased, reduced, renewed, extended, amended, modified, supplemented, restated or replaced from time to time.

         (b) The definitions of "CP Placement Agent" and CP Placement Agreement" contained in section 1 are amended to read as follows:

              "CP Placement Agent" means either Firstar, or any of its Affiliates, or U.S. Bank, or any of its Affiliates, acting in their capacity as placement agent or dealer,as applicable, for the Commercial Paper under a CP Placement Agreement.

              "CP Placement Agreement" means the commercial paper dealer agreements, placement agreements, letter agreements or such other documents or agreements between the Company and Firstar, or any of its Affiliates, or U.S. Bank, or any of its Affiliates, as the case may be, setting forth the terms under which Firstar, or any of its Affiliates, or U.S. Bank, or any of its Affiliates, as the case may be, will place Commercial Paper, as amended, revised, supplemented or restated from time to time.

         (c) Subsection (a) of the definition of "Leased Real Estate Borrowing Base Amount" contained in section 1 is amended by deleting "$30,000,000" contained therein and substituting "$40,000,000" in its place.

         (d) The definition of "Letter of Credit" contained in section 1 is amended to read as follows:

              "Letter of Credit" means a letter of credit issued by the Agent at the request of the Company pursuant to section 2.1(c), including the IRB Letter of Credit, and "Letters of Credit" means all such letters of credit.

         (e) The definition of "LOC Commitment" contained in section 1 is amended to read as follows:

              "LOC Commitment" means the commitment of the Agent to issue, and the commitmen of the Lenders to severally participate in, Letters of Credit issued by the Agent for the account of the Company from time to time outstanding under section 2.1(c), in an aggregate amount not to exceed at any time outstanding $15,000,000. The LOC Commitment is a subfacility of the Revolving Loan Commitment rather than a separate, independent commitment.

         (f) The definition of "Maturity Date" contained in section 1 is amended by deleting "April 28, 2000" contained therein and substituting "June 30, 2000" in its place.

         (g) The definition of "Transferred Loan Value" contained in section 1 is amended deleting the phrase "the Letter of Credit" in each place it appears and substituting the phrase "the IRB Letter of Credit" in each respective place.

         (h) The definition of "Revolving Loan Commitment" contained in section 1 is amended by deleting "$70,000,000" contained therein and substituting "$75,000,000" in its place.

         (i)  Section 2.1(c)(i) is amended to read as follows:

              (i) Issuance. The Agent will issue standby Letters of Credit, which it may lawfully issue, in United States Dollars, for the account of the Company, subject to the terms and conditions hereof, at any time during the period from the Closing Date to the Maturity Date; provided that:

              [1] The LOC Exposure as of the applicable Borrowing Date shall not exceed the LOC Commitment;

              [2] The amount available for drawing plus the aggregate outstanding principal balance of all Revolving Loans shall not exceed the lesser of [a] the Revolving Loan Commitment then in effect and [b] the Borrowing Base Amount as shown on the Borrowing Base Certificate most recently furnished to the Agent by the Company;

              [3] Each Letter of Credit and all proceedings related to the issuance of each Letter of Credit shall be satisfactory in form and content to the Agent;

              [4] By 12 p.m., Milwaukee time, at least three Business Days prior to the proposed Borrowing Date of a Letter of Credit, the Company shall deliver to the Agent a duly executed application and agreement for such Letter of Credit, in form and content satisfactory to the Agent.; and

              [5] No Letter of Credit shall be issued hereunder unless on the proposed Borrowing Date all of the conditions precedent specified in section 4.2 shall have been satisfied as fully as if the issuance of such Letter of Credit were a Revolving Loan.

         (j) Section 2.13 is amended by deleting the phrase "the Letter of Credit" in each place it appears therein and substituting the phrase "any Letter of Credit" in each place, respectively.

         (k) Section 2.14 is amended by deleting the phrase "the Letter of Credit" in each place it appears therein and substituting the phrase "any Letter of Credit" in each place, respectively.

         (l)  Section 6.12 is amended to read as follows:

              6.12 Third Party Loan Concentration. Permit the sum of (a) the aggregate outstanding principal balance of Third Party Loans to, and (b) the aggregate amount of all lease payments, under any leases of real property, owing from, a single Person and all Affiliates of such Person to exceed $5,000,000 other than the existing loans and leases to the Lang Company and its Affiliates as set forth on Schedule 6.12 attached hereto. For purposes of complying with this covenant, Third Party Loans to, and leases with, a Person and any of its Affiliates shall only be aggregated to the extent that loans or other extensions of credit to such Person and any of its Affiliates would be required to be aggregated under the "combination rules" found in the regulations of the Office of the Comptroller of Currency at 12 CFR Part 32, Section 32.5.

         (m) Section 9.2(e) of the Credit Agreement is amended to read as follows:

              (e) the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Agent or the Lenders for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Agent in determining whether a draw or certificate presented under a Letter of Credit complied with the terms of the Letter of Credit or (ii) the Agent's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary of a draw and certificate strictly complying with the terms and conditions of the Letter of Credit; and

         (n) Section 9.2(f) is amended by deleting the phrase "the Letter of Credit" contained therein and substituting the phrase "the IRB Letter of Credit" in its place.

         (o) References in the Loan Documents to "a Letter of Credit," "each Letter of Credit" and "the Letters of Credit" shall again be read as such references.

         (p) The Company and the Lenders acknowledge that in connection with the execution of this Second Amendment The Huntington National Bank ("Huntington") will drop out of the bank group and the remaining Lenders will increase their commitments to cover (i) the former commitment of Huntington and
(ii) any increase to the aggregate Revolving Loan Commitment of the Lenders pursuant to this Second Amendment. The Company and the Lenders further acknowledge and agree that the new Percentages and Revolving Loan Commitments of each Lender are as set forth next to each Lender's signature to this Second Amendment.

         (q) The Lenders hereby acknowledge and agree that in accordance with the definition of "Owner-Occupied Real Estate Loan" the Third Party Loans listed on Schedule A attached hereto shall be deemed to be Owner-Occupied Real Estate Loans notwithstanding that such Third Party Loans no longer qualify as Owner-Occupied Real Estate Loans because the real property securing each respective Third Party Loan is no longer occupied by the borrower, an Affiliate of the borrower or other party related to the borrower.

         (r) Exhibits A and D and Schedule A attached hereto shall be deemed to be exhibits and a schedule, respectively, to the Credit Agreement and Exhibits A and D shall replace their predecessors attached thereto.

     3. Effectiveness of Second Amendment. This Second Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

         (a) Replacement Notes. The Agent shall have received for each Lender a promissory note of the Company in the form of Exhibit A attached hereto, appropriately completed, payable to each respective Lender, in the full amount of such Lender's Revolving Loan Commitment (collectively, the "Replacement Notes").

         (b) Commercial Paper Documentation. Firstar and U.S. Bank, or any of their affiliates shall have received any and all documents reasonably requested by either of them in connection with the commercial paper arrangements maintained by each of them with the Company.

         (c) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on April 30, 1999 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this Second Amendment and the Replacement Notes; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

         (d) Reaffirmation of Guaranty. The Agent shall have received a reaffirmation of guaranty duly executed by the Guarantor in form and substance satisfactory to the Agent pursuant to which the Guarantor reaffirms its obligations to the Lenders and the Agent..

         (e) Opinion of Counsel. The Agent shall have received an opinion of counsel to the Company, addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent and it's counsel.

         (f) Proceedings Satisfactory. All other proceedings contemplated by this Second Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

     4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

         (a) The execution and delivery of this Second Amendment, the Replacement Notes and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

         (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Second Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

     5. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Second Amendment.

     6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

     7. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of parties hereto may execute this Second Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]

                                            BANDO MCGLOCKLIN SMALL BUSINESS
                                            LENDING CORPORATION


                                            BY_____________________________
                                                 Its___________________________
Revolving Loan
  Commitment       Percentage
--------------     ----------
                                            FIRSTAR BANK, N.A., (formerly known
$30,000,000        40.0000000%              as Firstar Bank Milwaukee, N.A.), as
                                            the Agent and a Lender


                                            BY_____________________________
                                                 Its___________________________


                                            U.S. BANK NATIONAL ASSOCIATION
$25,000,000        33.3333333%              (formerly known as First Bank
                                            National Association)


                                            BY_____________________________
                                                 Its___________________________


                                            LASALLE BANK NATIONAL
$10,000,000        13.3333333%              ASSOCIATION (formerly known
                                            as LaSalle National Bank)


                                            BY_____________________________
                                                 Its___________________________


$10,000,000        13.3333334%              M&I MARSHALL & ILSLEY BANK


                                            BY_____________________________
                                                 Its___________________________


                                            BY_____________________________
                                                 Its___________________________

                                    EXHIBIT A


                             FORM OF PROMISSORY NOTE


$___________                                                      April 28, 2000


     FOR VALUE RECEIVED, the undersigned, BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Lender") the principal sum of _________ Dollars ($___________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Company pursuant to the Amended and Restated Credit Agreement, dated as of April 30, 1999 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Lender, the other financial institutions parties thereto and Firstar Bank, N.A. (formerly known as Firstar Bank Milwaukee, N.A.), as agent for the Lenders, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

     The Lender is authorized to endorse the amount and the date on which each Revolving Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Note replaces that certain Note dated as of April 30, 1999, in the stated principal amount of $___________ from the undersigned to the Lender, and the undersigned acknowledges and agrees that the indebtedness incurred thereunder has not been extinguished and that no novation has occurred.

     Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and to be performed entirely within such State.


                                            BANDO MCGLOCKLIN SMALL BUSINESS
                                            LENDING CORPORATION


                                            BY______________________________
                                                 Title:_________________________

                                                              Schedule A to Note



                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS



                                  (3)
                  (2)           Maturity              (4)
               Amount of         Date of           Amount of           (5)
   (1)           Base             Base               Rate            Notation
  Date         Rate Loan        Rate Loan         Loan Repaid        Made By
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------

                                                    Schedule B to Revolving Note


                        LIBOR RATE LOANS AND REPAYMENT OF
                                LIBOR RATE LOANS


                                  (3)
                  (2)           Maturity              (4)
               Amount of         Date of           Amount of           (5)
   (1)           Base             Base               Rate            Notation
  Date         Rate Loan        Rate Loan         Loan Repaid        Made By
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------
--------      -----------      -----------       -------------      ----------

                                    EXHIBIT D

               BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION
                           BORROWING BASE CERTIFICATE

                                            Financial
                                            Statement Date:  ____________, _____

To: Firstar Bank, N.A. (formerly known as Firstar Bank Milwaukee, N.A., as Agent for the Lenders party to the Amended and Restated Credit Agreement dated as of April 30, 1999 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Bando McGlocklin Small Business Lending Corporation, certain Lenders which are signatories thereto and Firstar Bank, N.A., as Agent

Ladies and Gentlemen:

     1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of the month ended ___________, ______ and (b) the related unaudited consolidated and consolidating statement of income and the related consolidated statements of shareholders' equity, and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer that such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries.

     2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

     3. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

     4. The following Borrowing Base Amount analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, _____.

                                           BANDO MCGLOCKLIN SMALL BUSINESS
                                           LENDING CORPORATION

                                           BY
                                             -----------------------------------
                                                Title:
                                                      --------------------------

                               [NOTE: SAMPLE ONLY]

                                   SCHEDULE 2
                                   ----------
                       (to the Borrowing Base Certificate)
                             As of __________, ____

1.   Owner-Occupied Real Estate Loan Borrowing Base Amount:

     (a)  Eligible Owner-Occupied Real Estate Loans that are not Nonperforming
          Loans:

          (i)   Outstanding principal balance:           $_________

          (ii)  Established Value of the real
                property securing such Loans:            $_________

                            X   .64

          Subtotal   =                                                $_________

          (iii) Lesser of (i) and Subtotal in (ii)       $_________

     (b)  Eligible Owner-Occupied Real Estate Loans that are Nonperforming:

          (i)   Outstanding principal balance:           $_________

          (ii)  Established Value of the real
                property securing such Loans:            $_________

                            X   .50

          Subtotal   =                                                $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (c)  Total: [sum of (a)(iii) and (b)(iii)]                       $_________

     (d)  Total Outstanding Principal Balance of
          Eligible Owner-Occupied Real Estate
          Loans [sum of (a)(i) and (b)(i)]                            $_________

     (e)  divided by 1.10 =                                           $_________

     (f)  Owner-Occupied Real Estate Loan Borrowing
          Base Amount [lesser of (e) and (c)]                         $_________

2.   Leased Real Estate Borrowing Base Amount:

     (a)  Eligible Leased Real Estate that are not Nonperforming Leases:

          (i)   Established Value of such Eligible
                Leased Real Estate:                                   $_________

                            X   .80

          (ii)  Subtotal   =                                          $_________

     (b)  Eligible Leased Real Estate that are Nonperforming Leases:

          (i)   Established Value of such Eligible
                Leased Real Estate:                                   $_________

                            X   .50

          (ii)  Subtotal   =                                          $_________

     (c)  Subtotal: [sum of (a)(ii) and (b)(ii)]                      $_________

     (d)  Leased Real Estate Borrowing Base Amount
          [Lesser of (c) and $40,000,000]                             $_________

3.   Eligible Construction Loans:

     (a)  Outstanding principal balance:                              $_________

                            X   .80

                Subtotal   =                                          $_________

     (b)  Total [Lesser of Subtotal in (a) and $5,000,000]            $_________

4.   Eligible Construction Costs:

     (a)  Total construction costs (less the
          aggregate amount of Soft Costs in excess
          of 5% of total construction costs)                          $_________

                            X   .80

     (b)  Total                                                       $_________

5.   Transferred Loan Borrowing Base Amount:

     (a) Transferred Loans for which Certificates of Participation issued under the Indenture remain outstanding:

          (i)   Outstanding principal balance:           $_________

          (ii)  Fair market value of the real property
                and equipment securing such Loans        $_________

                            X   .64

                Subtotal   =                   $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (b) Transferred Loans for which Certificates of Participation issued under the Indenture no longer remain outstanding:

          (i)   Outstanding principal balance:           $_________

          (ii)  Fair market value of the real property
                and equipment securing such Loans        $_________

                            X   .50

                Subtotal   =                   $_________

          (iii) Lesser of (i) and Subtotal in (ii)                    $_________

     (c)  Transferred Loan Borrowing Base Amount
          [Sum of (a)(iii) and (b)(iii)]                             $__________

6.   Borrowing Base Amount [sum of 1(f),
     2(d), 3(b), 4(b) and 5(c)]                                       $_________

7.   Total Commercial Paper Outstanding $_________

8.   Total Revolving Loans Outstanding (including                     $_________
     Swing Line Loans and the face amount of
     outstanding Letters of Credit)

9.   Total Credit Outstanding [sum of 7 and 8]                        $_________

10.  Excess Availability (Overadvance) [6 minus 9]                    $_________



                                        6